UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events - Update on Share Repurchase

Ultra Petroleum Corp. (the “Company”) is issuing an update to its share repurchase program. To date, during the first quarter of 2013, the Company purchased 150,000 outstanding common shares at an average price of $20.01.

The share repurchase program was authorized on May 17, 2006, by the Board of Directors for up to an aggregate $1.0 billion of the Company’s outstanding common shares. Following the latest repurchase, the Company has approximately $382.4 million of shares that may yet be purchased under the current authorized plan.

The information presented in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act or 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

March 18, 2013	By:	/s/ Kelly L. Whitley
Name: Kelly L. Whitley Assistant Corporate Secretary